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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-effective Amendment No. 1 to Form S-8
No. 33-88826) pertaining to the Enzo Biochem, Inc. 1994 Stock Option Plan and to the incorporation by reference therein of our report dated October 15, 1999, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc. included in its Annual Report (Form 10-K) for the year ended
July 31, 1999, filed with the Securities and Exchange Commission.

                                   /s/ ERNST & YOUNG LLP

Melville, New York
January 25, 2000